Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

GoldMining Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee

Fees to be Paid	Unallocated (Universal) Shelf	-	457(o)	(1)	(1)	$73,000,000	(2)	$0.0001476		$10,774.80

Fees Previously Paid	Unallocated (Universal) Shelf	-	457(o)	(1)	(1)	$73,000,000	(2)	$0.0001476		$5,525.13	(3)

	Total Offering Amounts							$73,000,000	(2)	$10,774.80

	Total Fees Previously Paid									$5,525.13	(3)

	Total Fee Offsets									$8,186.31

	Net Fee Due (3)									$0.00

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, or units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate offering price of not to exceed US$73,000,000 (converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7300, which was the daily exchange rate as reported by the Bank of Canada on November 23, 2023, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)

The Registrant previously paid US$5,525.13 in connection with the initial filing of this Registration Statement, which had an aggregate initial offering amount of US$94,328,000 (converted from C$130,000,000 at an exchange rate of C$1.00 =US$0.7256, which was the daily average exchange rate reported by the Bank of Canada on October 25, 2023). Accordingly, the Registrant is not paying any additional registration fees in connection with filing this Amendment No. 1 to the Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-	-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-	-	-	-	-	-
Rule 457(p)
Fee Offset Claims	GoldMining Inc.	F-10	333-255705	May 3, 2021		$8,186.31 (1)(2)	(1)	(1)	$75,039,970	$75,034,970
Fee Offset Sources	GoldMining Inc.	F-10	333-255705		May 3, 2021						$8,186.31 (2)(3)

(1)  The Registrant registered under the Registration Statement on Form F-10 (File No. 333-255705) filed on May 3, 2021, as amended by Amendment No. 1 to the Registration Statement filed on October 27, 2021 (together, the “2021 Registration Statement”) such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants, or Units of the Registrant as shall have an aggregate offering price not to exceed US$105,755,000.

(2) The Registrant previously paid US$11,537.87 in registration fees with respect to the 2021 Registration Statement, pertaining to the registration of US$105,755,000 of securities of the Registrant, of which US$75,034,970 remained unutilized and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$10,774.80, taking into consideration (i) an available offset of US$8,186.31 from the 2021 Registration Statement and (ii) the previously transmitted $5,525.13 in connection with the initial filing of this Registration Statement as filed on October 30, 2023, the Registrant has not transmitted any additional fees in connection with filing this Amendment No. 1 to the Registration Statement.

(3) This amount is based on US$75,034,970 of unsold securities, calculated based upon the daily exchange rate reported by the Bank of Canada on November 23, 2023, the date used to calculate the exchange rate for all securities sold, which was C$1.00=US$0.7300.

Table 3: Combined Prospectuses

N/A